Exhibit 10.3

Dated this	day of 27 SEP 2023

BETWEEN

GLOBALL HARDWARE & MACHINERY SON. BHD.

[as LANDLORD]

AND

I BELLA INSPIRE SDN. BHD.

[as TENANT]

TENANCY AGREEMENT

LY OOI & CHAI ADVOCATES & SOLICITORS PEGUAMBELA & PEGUAMCARA

No. 239, Jalan lmpian Emas 22,
Taman lmpian Emas,

81300 Skudai,

Johar.

Tel : 07 – 550 6338 / 07 – 511 6603

Fax : 07 – 511 6616 (Conveyancing) / 07 – 558 9698 (Litigation)

(Ref : JB/D/YT/YT/1095/23/BD)

LY OOI & CHAI

Advocates & Solicitors

TENANCY AGREEMENT

AN AGREEMENT made the day and year as stated in Section 1 of the Schedule hereto BETWEEN the party described in Section 2 of the Schedule hereto (hereinafter referred to as “Landlord”) of the one part AND the party described in Section 3 of the Schedule hereto (hereinafter referred to as “Tenant”) of the other part.

WHEREAS:

(1)	The Landlord is the registered proprietor of the property more particularly described in Section 4 of the Schedule hereto (hereinafter referred to as “Demised Premises”).

(2)	The Tenant has viewed the Demised Premises and is satisfied with the suitability of the Demised Premises for its intended use.

(3)	The Landlord has agreed to let and the Tenant has agreed to take a tenancy of the Demised Premises upon the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:-

1.	AGREEMENT FOR TENANCY

1.1	The Landlord hereby lets unto and the Tenant hereby takes a tenancy of the Demised Premises for the tenure as stated in Section 5 of the Schedule hereto (hereinafter referred to as “Fixed Term”) at the monthly rental as stated in Section 6 of the Schedule hereto (hereinafter referred to as“Monthly Rental”) payable in advance on the day as stated in Section 7 of the Schedule hereto and subject to the terms and conditions hereinafter contained.

2.	DEPOSIT

2.1	Upon execution of this Agreement, the Tenant shall pay to the Landlord the rental deposit as stated in Section 8 of the Schedule hereto (hereinafter referred to as “Rental Deposit”) and the utility deposits, if any, as stated in Section 9 of the Schedule hereto (hereinafter referred to as “Utilities Deposit”) for the due observance and performance by the Tenant of all the terms and conditions stipulations and covenants on the part of the Tenant to be observed and performed herein. In the event that the Monthly Rental shall be increased pursuant to the terms of this Agreement, the Tenant shall pay to the Landlord such difference between the then Rental Deposit sum and the increased rental deposit sum forthwith.

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2.2	The Rental Deposit payable to the Landlord pursuant to Clause 2.1 herein shall be maintained for the duration of the term of the tenancy hereby created and shall not be treated or set off by the Tenant as payment of rent or other money due and payable to the Landlord at any time during the term of the tenancy hereby created or any extension thereof without the prior consent of the Landlord first had and obtained.

Subject to the forfeiture of the Rental Deposit to the Landlord as provided in Clause 5.1 (i) hereinbelow, the Rental Deposit paid hereto less any outstanding Monthly Rental shall be refunded to the Tenant free of interest after the surrender of vacant possession of the Demised Premises to the Landlord or in the occurrence of the event as provided in Clause 7.1 (a) hereinbelow, as the case may be.

3.	THE TENANT’S COVENANTS

3.1	The Tenant hereby covenants with the landlord as follows:-

(a)	To pay the Landlord the Monthly Rental at the time and manner aforesaid;

(b)	To pay and discharge punctually all outgoing and or \ utilities charges falling due in respect of the Demised Premises during the continuance of the term herein created, with the exception of the quit rent and assessment to the Demised Premises which shall be borne by the Landlord absolutely;

(c)	In all respects to comply with bye-laws regulations and any other obligations imposed by the relevant local or government authorities in regard to the Demised Premises and the carrying on of trade or business for the time being carried on upon the Demised Premises;

(d)	To obtain at its own cost and expense all requisite consents from the relevant authorities for the proposed use of the Demised Premises. The failure of the Tenant to obtain approval for such use of the Demised Premises as contemplated by the Tenant shall not be deemed to affect or frustrate the obligations of the Tenant under this Tenancy;

(e)	To use the Demised Premises for the purpose as stated in Section 10 of the Schedule hereto and not for any other purpose whatsoever and no change whatsoever shall be affected by the Tenant without prior written consent of the Landlord, whose consent shall not be unreasonably withheld without assigning any reason thereto;

(f)	Not to use the Demised Premises or any part thereof for any unlawful purpose and not to do or permit to be done any act or thing which may become a nuisance or to give cause for reasonable complaint from the occupants of neighboring premises or of other buildings adjoining the Demised Premises;

(g)	To keep the Demised Premises including the doors, windows, locks, electrical wiring, power and light fittings, sanitary fixtures, sinks, water pipes, ceilings, internal wall and the Landlord’s fixtures and fittings in good and tenantable repair and condition (fair wear and tear excepted) and to replace all the above with replacements of the same or equivalent quality or repair as and when they may have been damaged, soiled or rendered unserviceable, including but not limited to blown or fused lights, bulbs and/or fluorescent tubes at the Tenant’s own cost and expenses Provided Always that the Landlord shall bear the costs if the aforesaid damages are caused by natural disasters which are beyond the control of the Tenant or due to normal wear and tear;

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(h)	Not to knowingly cause or permit or suffer to be caused any overflowing, flooding, damage, blocking or stoppage to the drains, pipes, basin, toilets, drainage or sewerage system in and around the Demised Premises;

(i)	To permit the Landlord and/or their duly authorized agent/s with or without appliances at all reasonable times to enter upon the Demised Premises and to view the condition, to take inventories of the Landlord’s fixtures and fittings and to do structural or external repairs to the Demised Premises at such reasonable working hours of the Tenant and the Tenant shall do such works and things as may be required for any defects, wants of repairs (fair wear and tear excepted) or alterations to the Demised Premises for which the Tenant is liable and forthwith to repair amend and make good in a proper and workmanlike manner any defects decay and wants of repair and if the Tenant shall not within Fourteen (14) days after the Landlord’s written notice to execute such repairs (fair wear and tear excepted), it shall then be lawful for the Landlord to enter the Demised Premises (accompanied by the Tenant’s servants or agents) and execute such repairs and the reasonable costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable as such and provided that such official receipts are provided to the Tenant as evidence of payment;

(j)	Not to make or permit to be made any renovation that affects the structure of the building within the Demised Premises without having first produced to the Landlord the renovation plans for consideration and obtained the written consent of the Landlord therefor and if the Landlord shall give such written consent, to carry out such renovation at the Tenant’s own costs and expenses after first obtaining all the necessary planning and any other approvals pursuant to the provisions of any statute rule order regulation or bye-law applicable thereto. In the event of determination or termination of the tenancy herein, the Tenant shall at its own costs and expenses before the said determination or termination restore the Demised Premises to its original state and condition and remove any signboard name-plate placard or whatsoever signage affixed paint or otherwise exhibited on the Demised Premises (if applicable) and yield up the Demised Premises in good and tenantable state and condition (fair wear and tear excepted) to the Landlord. In the event of the Tenant failing to do so:-

(i)	the Landlord shall be entitled to carry out such works as may be necessary and to recover such reasonable costs and expenses thereof from the Tenant as if it was a debt due to the Landlord provided that such official receipts are provided to the Tenant as evidence of payment; and

(ii)	any such permitted renovation if not so removed shall at the option of the Landlord become the property of the Landlord and the Tenant shall not be entitled to claim from the Landlord any compensation costs expenses or otherwise;

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(k)	Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the building of the Demised Premises against any loss or damage by fire for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased;

(l)	In the event of damage to the Tenant’s own properties in the Demised Premises due to any cause whatsoever, the Landlord shall not be held liable for the said damage caused thereby;

(m)	Not to conduct or permit any auction to take place on the Demised Premises;

(n)	Not to assign transfer sub-let or otherwise part with the possession of the Demised Premises without the prior consent in writing of the Landlord; such consent shall not be unreasonably withheld in the case of a suitable tenant in substitution is found;

(o)	Upon receipt by the Tenant its servants or agents of any notice order direction or other thing affecting or likely to affect the Landlord with respect to the Demised Premises, the Tenant will forthwith upon the receipt thereof deliver the same to the Landlord;

(p)	Upon the termination or determination of the tenancy hereby created to clean up and remove from the Demised Premises any item of any description found in the Demised Premises not belonging to the Landlord including all the tenant’s goods, plants equipment, and fittings and fixtures of the Tenant and any such goods, plants equipment, and fittings and fixtures if not so removed after Fourteen (14) days from the date of termination or determination of this Agreement, the Landlord shall be entitled to deal with the same in such manner as the Landlord may deem fit including disposing off the same and claim against the Tenant for the costs and expenses incurred for such cleaning, dealing/disposal and without having to account to the Tenant any proceeds therefrom or liable to the Tenant in any manners whatsoever and provided that such official receipts are provided to the Tenant as evidence of payment;

(q)	The Tenant shall indemnify and keep indemnified the Landlord against all fines, penalties, damages, and expenses for any injury caused to any person by reason of any act default or negligence of the Tenant or its servant/agent or the non-performance of the Tenant’s covenants herein stated or any contravention of non-compliance with any statute, bye-laws, regulations or any other obligations imposed by the Municipal or Government authorities or any activities of the Tenant at the Demised Premises;

(r)	At any time during Three (3) months immediately preceding the expiration or determination of the Fixed Term or Renewable Term, as the case may be, to permit the Landlord to affix and retain on a conspicuous part of the Demised Premises a notice for re-letting or the sale of the Demised Premises thereof and permit the Landlord its servants or agents to enter with prospective tenants/buyers to view the demised premises at any time during business/office hours provided that advance notice is given to the Tenant prior to the date of viewing;

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(s)	In the event that the Tenant vacates or abandons the Demised Premises before the expiration of the Fixed Term or Renewable Term, as the case may be, for reasons not due to the Landlord’s act omission or default, the Landlord shall be entitled to treat such vacation or abandonment as a repudiation of the tenancy hereby created and to terminate this Agreement, in which event the consequence of termination as provided in Clause 5.1 hereinbelow shall apply; and

(t)	Hereby permit the Landlord during the subsistence of this tenancy to sell and transfer the Demised Premises to any party (hereinafter referred to as “Third Party”) PROVIDED THAT the Third Party agrees to accept an assignment of all the rights and liabilities of the Landlord in this Tenancy Agreement and the Landlord shall procure the Third Party to be bound by the terms and conditions stated herein, failing which the Landlord shall be deemed to have breached this Agreement and the Tenant shall be entitled to claim against the Landlord the aggregate of all rentals for the unexpired term and for all the losses and damages suffered by the Tenant as a result of the premature termination of this tenancy.

4.	THE LANDLORD’S COVENANTS

4.1	The Landlord hereby covenants with the Tenant as follows:-

(a)	To pay all present and future quit rents and assessments in respect of the Demised Premises;

(c)	subject to punctual payment of the Monthly Rental and other charges by the Tenant and observes the stipulations on its part herein contained, to permit the Tenant to enjoy the Demised Premises without any interference by the Landlord or those lawfully claiming under or in trust for the Landlord; and

(d)	To maintain the outer walls, structure, internal and external piping and the roofs of the Demised Premises in tenantable condition PROVIDED ALWAYS THAT the Landlord shall not be held liable in respect of any interruption of occupation/use or other loss and damages whatsoever caused to the Tenant or his property or any party and PROVIDED FURTHER THAT where repair under this covenant becomes necessary by reason of the negligence or wilful default of the Tenant then the Tenant shall carry out such repair at its own costs and expenses.

5.	EVENT OF DEFAULT

5.1	It is hereby agreed that if the Tenant shall commit any of the follow events (“Events of Default”):

(a)	fail neglect or refuse to pay the Monthly Rental or any part thereof and/or any other moneys to be paid pursuant to the terms and conditions herein for a period of Fourteen (14) days from the due date thereof whether formally demanded or not; or

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(b)	be in breach of any one or more of the fundamental terms and conditions herein or threaten to commit such a breach; or

(c)	commit an act of bankruptcy or suffer the presentation of a petition for liquidation or winding – up of the Tenant as the case may be; or

(d)	make any arrangement for the benefit of or enter into any arrangement or composition agreement with its creditors; or

(e)	permit or suffer any execution or distress to be levied on any of the Tenant’s goods or on any property, chattels, fixtures and fittings in the Demised Premises;

then it shall be lawful for the Landlord at any time thereafter to do any or all of the following without being responsible or liable for any loss, damage or expense caused to the Tenant as consequence of such action:-

(i)	to serve a notice upon the Tenant to remedy the breach and failing such remedy, to terminate the tenancy herein and it is hereby mutually agreed and deemed that a reasonable time in which to remedy any breach to be stipulated in any such notice shall be Fourteen (14) days. On the expiry of the said notice, in the event the breach is not duly remedied, the Landlord shall be entitled to terminate the tenancy hereby created and re-enter the Demised Premises or any part thereof in the name of the whole; and in the event the Landlord terminates the tenancy hereby created according to this provision, the Rental Deposit paid by the Tenant herein shall be forfeited to the Landlord in full without prejudice to the rights of the Landlord to seek additional recovery or remedy against the Tenant for any and all rentals for the unexpired term;

(ii)	use and take other actions as the Landlord may deems fit to recover all moneys due and owing to the Landlord and/or to recover possession of the Demised Premises.

5.2	In addition to and without derogation of any other rights accruing to the Landlord, if the Tenant shall default in payment of the Monthly Rental on the due date, the Tenant shall pay interest charged on such sums at Six per centum (6%) per annum on a daily basis from the due date thereof to the date of actual payment.

6.	OPTION TO RENEW

6.1	If the Tenant shall be desirous of extending the tenancy hereby created at the expiration of the Fixed Term hereby granted the Tenant and shall given to the Landlord a notice in writing of such desire Three (3) months before such expiration and shall pay the Monthly Rental and perform all the several stipulations and covenants to be observed up to the determination of the Fixed Term hereby created, the Tenant shall have the option to renew this tenancy for a further term for the period as stated in Section 11 of the Schedule hereto (hereinafter referred to as “Renewable Term”) and subject to the amount of revised rental as stated in Section 12 of the Schedule hereto and all other respects to the same stipulations as are herein contained except this clause for renewal without the necessity of having to enter into any formal instrument or supplemental document and the relevant provisions of this Agreement shall be deemed to have been amended or varied or supplemented or incorporated in and had formed part of this instrument at the time of execution hereof.

Tenancy (Landlord)/CL/26072023	6

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Advocates & Solicitors

7.	FORCE MAJEURE EVENT

7.1	In the event that the Demised Premises shall at any time during the Fixed Term or Renewable Term as the case may be partially or wholly destroyed or damaged by fire lightning riot civil commotion tempest or other unforeseen cause so as to cause the Demised Premises to become partially or wholly unfit for occupation or use:-

(a)	either party shall be entitled to determine this Tenancy by giving the other party One (1) month’s notice in writing and this Tenancy shall be determined upon the expiration of the said notice and upon such expiry, the Rental Deposit subject to Clause 2.3 hereinabove shall be refunded without interest to the Tenant and no breach or default shall be deemed to have been committed by either party under or pursuant to this Agreement; or

(b)	if the Landlord desires to render the Demised Premise fit for occupation or use within Two (2) months after the date of occurrence of the event at its sole cost and expense and if agreed by the Tenant at its sole and absolute discretion, the Monthly Rental or a just proportion thereof according to the nature and extent of the damage sustained shall cease to be payable until the Demised Premises has been rendered fit for occupation or use.

8.	MISCELLANEOUS

8.1	All the cost and expenses incurred for the preparation of this Agreement including but not limited to legal fees and stamp duty shall be paid by the parties in manner as stated in Section 13 of the Schedule hereto.

8.2	In this Agreement where the context so admits:-

(a)	the term “Landlord” and/or “Tenant” shall include a firm or corporation and if there are more than one Landlord or Tenant the rights or liabilities arising under this Agreement shall be joint and several;

(b)	words importing the masculine gender shall be deemed to include the feminine and neuter genders and words importing the singular number shall include the plural and vice versa.

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8.3	Any notice to be served by either of the party hereto to the other under the provisions of this Agreement shall be in writing and shall be deemed to be sufficiently served:-

(a)	if it is sent by that party or its solicitors by prepaid registered letter addressed to the party to be served at its address herein mentioned or its last known address or to his solicitors. Any notice so sent shall be deemed to have been received at the time when such registered letter would in the ordinary course be delivered; or

(b)	if it is given by that party or its solicitors and dispatched by hand, to the party to be served or its solicitors.

8.4	Time whenever mentioned herein shall be of the essence.

8.5	This Agreement shall be binding upon the respective heirs personal representatives successors in title and permitted assigns of the Tenant and respective heirs personal representatives successors in title and assigns of the Landlord.

8.6	The Schedule hereto and the Annexure hereto shall be taken read and construed as an essential part of this Agreement.

8.7	In the event of conflict between terms and conditions of the content of this Agreement and the Special Conditions set out in the Annexure hereto (hereinafter referred to as “Special Conditions”), the Special Conditions shall prevail.

8.8	The covenants, provisions and agreements herein provided comprise the whole of this Agreement between the parties hereto or their appointed agents and the parties hereto expressly agree and declare that no further or other covenants, agreements, provisions or terms whether in respect of the Demised Property or otherwise shall be deemed to be implied and the existence of any such implication is hereby negated.

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Advocates & Solicitors

THE SCHEDULE

SECTION 1 Date of this Tenancy Agreement 27 SEP 2023
SECTION 2 Particulars of the Landlord GLOBALL HARDWARE & MACHINERY SDN. BHD. [Registration No. 199301000098 (254835-V)]
Registered Address:- No. 34 & 36, Jalan Rosmerah 2/16, Taman Johor Jaya, 81100 Johor Bahru, Johor.	Business Address:- No. 30, 32, 34 & 36, Jalan Rosmerah 2/16, Taman Johor Jaya, 81100 Johor Bahru, Johor.

SECTION 3 Particulars of the Tenant

I BELLA INSPIRE SDN. BHD.
[Registration No. 202301036381 (1530304-H)]

Registered Address:-
No. 935-1, Jalan lpoh,
Batu Lima,
51200 Kuala Lumpur,
Wilayah Persekutuan.

SECTION 4 Particulars of the Demised Premises No. 80 (Ground Floor), Jalan Molek 2/2, Taman Molek, 81100 Johor Bahru, Johor.

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SECTION 5 Fixed Term For a fixed term of Three (3) years commencing from 1st November 2023 and expiring on 31st October 2026 (both dates inclusive).
SECTION 6 Monthly Rental Ringgit Malaysia Eight Thousand and Seven Hundred (RM8,700.00) only.
SECTION 7 Payment of Monthly Rental On or before the seventh (7th) day of each calendar month.
SECTION 8 Rental Deposit Ringgit Malaysia Twenty Six Thousand and One Hundred (RM26,100.00) only. [equivalent to Three (3) months’ of Monthly Rental.]
SECTION 9 Utilities Deposit Ringgit Malaysia Four Thousand (RM4,000.00) only.
SECTION 10 Use of the Demised Premises For the operation of aesthetic clinic only.
SECTION 11 Renewable Term Three (3) years commencing from 1st November 2026 and expiring on 31st October 2029 (both dates inclusive).

SECTION 12 Rental for the Renewable Term

A sum equivalent to the prevailing market rate and to be mutually agreed by the Landlord and the Tenant but the increment shall not be more than Ten per centum (10%) of the Monthly Rental as stipulated in Section 7 hereinabove.

SECTION 13 Payment for costs and expenses of this Agreement To be borne by the Landlord and the Tenant in equal share.

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Advocates & Solicitors

ANNEXURE
SPECIAL CONDITIONS

1.	PAYMENT OF MONTHLY RENTAL

1.1	The parties hereby agree that during the term of the tenancy hereby created, the Monthly Rental shall be paid by the Tenant to the Landlord by way of electronic transfer to the Landlord’s account as stated below or any other payment methods as informed by the Landlord to the Tenant by written notice from time to time:-

Account Holder	:	GLOBALL HARDWARE & MACHINERY SDN. BHD.
Account No.	:	307 138 5928
Bank	:	Public Bank Berhad (Taman Johor Jaya Branch).

2.	ADVANCE MONTHLY RENTAL

2.1	The Landlord hereby agree that upon the execution of this Agreement, the Tenant shall pay to the Landlord One (1) month of Monthly Rental in advance regardless whether the Term has commenced or otherwise.

3.	EARLY TERMINATION OF THE TENANCY

3.1	The Landlord and the Tenant hereby agree that the tenancy hereby created shall not be terminated or abandoned by the parties to this Agreement before expiry of the Fixed Term or the Renewable Term, as the case may be, unless the party who wishes to terminate the tenancy hereby created shall give Three (3) months written notice in advance to the other party of its intention to terminate the tenancy hereby created.

3.2	In the event the tenancy hereby created is terminated according to Clause 4.1 hereinabove, the tenancy hereby created shall be terminated at the expiry of the said three (3) months as stated in Clause 3.1 hereinabove AND the Deposit paid by the Tenant herein shall be forfeited to the Landlord if the party who terminate the tenancy hereby created is the Tenant OR the Deposit paid by the Tenant herein shall be refunded the Tenant in accordance to Clause 2.2 of the General Conditions hereof if the party who terminate the tenancy hereby created is the Landlord.

4.	RENTAL FREE PERIOD PRIOR TO THE COMMENCEMENT OF THE TERM

4.1	The Landlord hereby agrees to grant to the Tenant free rental period for fit out/renovation purposes commencing from 15th September 2023 to 31st October 2023 (hereinafter referred to as “Free Period”) and the Landlord hereby agrees that the Tenant is not required to pay any rental to the Landlord during the Free Period.

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Advocates & Solicitors

IN WITNESS WHEREOF the Landlord and the Tenant have hereto set out their hands the day and year first above written.

SIGNED for and on behalf of the above mentioned Landlord in the presence of:-	) ) )	GLOBALL HARDWARE & MACHINERY SDN. BHD. [Registration No. 199301000098 (254835-V)]

/s/ Chin Chong Ching	/s/ Kong Nyok Pin
Director	Director
Name : CHIN CHONG CHING	Name : KONG NYOK PIN
NRIC No. : 600926-01-5775	NRIC No. : 650630-04-5137

/s/ Lim Yi Tian
Name :	LIM YI TIAN
NRIC No. :	(BC/L/2018)
Peguambela & Peguamcara
Advocate & Solicitor
Johor Bahru

SIGNED for and on behalf of the above mentioned Tenant in the presence of:-	) ) )	I BELLA INSPIRE SDN. BHD. [Registration No. 202301036381 (1530304-H)]

/s/ Then Yen Tsing
Director
Name : THEN YEN TSING
NRIC No. : 810226-14-5320

/s/ Leong Pin Sheng
Name: LEONG PIN SHENG
NRIC No. : 880923-01-5373

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